Exhibit 99.1

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
ANNOUNCES SECOND QUARTER 2010 RESULTS

(Shenzhen, China – August 5, 2010) -- China Information Security Technology, Inc. (Nasdaq: CPBY) ("China Information Security," or the "Company"), a leading total solutions provider of Geographic Information Systems (GIS), digital public security and hospital information systems in China, today announced its financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Financial Highlights

  Revenues increased 30% YoY to $33.52 million

  Gross Margin expanded 250 basis points

  Operating Margin expanded 290 basis points

  Attributable Net Income increased 19.9% YoY to $9.35 million

  Non-GAAP Fully Diluted EPS was $0.19 vs. $0.17 a year ago

  Cash flow from operations reached $14.80 million

  New Record High Backlog of $52.27 million representing 50.7% YoY growth

  Reaffirms FY2010 Revenue and Adjusted Net Income Guidance

“We continued to effectively execute on our business strategy which resulted in another promising quarter,” commented Mr. Jiang Huai Lin, Chairman and CEO. “New contracts signed in the second quarter reached $39.3 million, up 49% from a year ago and our backlog once again hit a new record high of $52.3 million, up 50.7% from a year ago.”

“We believe that contract wins this quarter continue to demonstrate our ability to penetrate new markets nationally and expand in key cities outside Guangdong province. In Shanghai, we are helping the Public Security Bureau manage public security at the 41st World Expo which we believe positions us well to further expand into Eastern China. We are also winning new business by integrating different technologies in our portfolio to create innovative and sophisticated solutions. One specific example is our win of the intelligent traffic management system for the 16th Asian Games in Guangzhou, which delivers highly efficient solutions to improve the quality of our day-to-day lives. Meanwhile, we continue to collaborate with the State Grid Corporation of China on the smart grid project, which is currently in the planning stage.”

“We believe that the future of our industry remains bright as the Chinese government continues to demonstrate a long-term commitment to investing in public security, public healthcare and the management of natural resources and disaster-relief.”

Revenues

For the three months ended June 30, 2010, revenue was $33.52 million, compared to $25.79 million for the three months ended June 30, 2009, representing an increase of $7.73 million, or 30%. During the current quarter, Huipu, which was acquired in October 2009, contributed $4.26 million to total revenues. Excluding the impact from Huipu’s revenues, organic revenue growth was 13.5% as the Company continued to focus on profitability and the reduction of lower-margin businesses primarily in product and system integration categories.

Software sales increased by 40.7% to $22.41 million for the three months ended June 30, 2010, from $15.92 million for the three months ended June 30, 2009. Software sales constituted 66.9% of the total revenue, which increased from 61.7% during the same period in the prior year, reflecting the Company’s continued commitment to the core competency in software. Excluding the impact of Huipu’s sales, software sales were 76.6% of organic revenues.

Product sales increased by $3.68 million, or 97.2% for the three months ended June 30, 2010, as compared to $3.79 million in the same period of 2009. Product sales constituted 22.3% of total revenue during the current period as compared with 14.7% during the same period in the prior year. Product sales excluding Huipu’s product sales declined by 22.01% from the same period in the prior year to 10.1% of organic revenues. This reflects the Company’s focus on higher value-added product sales with the Huipu acquisition.

Sales of system integration services decreased by 37.4% for the three months ended June 30, 2010, as compared to the same period of 2009. As a percentage of revenue, it declined from 21.6% during the three months ended June 30, 2009 to 10.4% during the current quarter. Excluding the impact of Huipu, system integration was 11.9% of organic revenues. The steady decline in weight of system integration business, which carries lower margin, reflects the Company’s strategy of growing businesses with higher profitability.

Other revenue decreased by 69.6%, from $0.51 million in the three months ended June 30, 2009 to $0.15 million in the same period of 2010. Other revenue mainly derived from maintenance services in the three months ended June 30, 2009, while in the same period of 2010, in addition to maintenance services, the Company also generated $0.11 million royalty income from Huipu’s licensing of its HPC trademark to other manufacturers. The Company believes this was an effective way to monetize Huipu’s valuable intellectual property.

Regarding segment breakdown, for the three months ended June 30, 2010, approximately $15.68 million of revenues were generated by the GIS segment, $13.96 million by the DIST segment and $3.88 million by the DHIS segment. This compared with $7.97 million generated by the GIS segment, $15.22 million by the DIST segment and $2.59 million by the DHIS segment for the same period in 2009. The DIST segment decreased by 8.3% compared with the same period of 2009, while the year-over-year growth ratios for the GIS and DHIS segments were 96.6% and 49.7%, respectively.

GIS accounted for 46.8% of the total revenue while DIST and DHIS represented 41.6% and 11.6% respectively. Excluding the impact of Huipu, each of the GIS, DIST and DHIS segment represented 46.3%, 40.4% and 13.3% of total revenue, respectively, as compared to 30.9%, 59.0% and 10.1% of the total revenue, respectively, for the three months ended June 30, 2009. For the first time, the GIS segment exceeded that of the DIST segment and became the Company’s largest business segment in the second quarter of 2010. As the Company’s technologies continue to evolve, it will be able to integrate more and more DIST functions with those of GIS to create brand new capabilities for customers. Such new offerings contributed to the GIS segment, instead of to DIST, which explains the negative growth rate in the DIST segment. The shifts in segment weights also ultimately reflect the growth momentum in the GIS and DHIS segments outpacing that of the DIST as a result of the Company’s focus in the last few years on targeting areas with the highest barriers-to-entry and developing sustainable competitive advantages in the GIS and DHIS segments, in anticipation of accelerating market growth in the coming years. The Company believes it will be well positioned to capture the growth opportunities as this expectation materializes.

Gross Profit and Gross Margin

Gross profit was $16.80 million in 2Q10, an increase of 36.9%, or $4.53 million, from 2Q09. Gross margin was 50.1% in 2Q10, an increase of 2.5%, from 47.6% in the same period of 2009. Huipu yielded a gross margin of 18.5% . Excluding the impact of Huipu’s gross margin, the gross margin of the Company’s organic business was 54.7% .

The improvement in gross margin resulted from several factors. During the quarter, the Company cut down on lower-margin product sales while benefiting from Huipu’s higher-margin product contribution. As a result, the gross margin of products improved by 157 basis points. During the quarter, the Company continued to reduce the weight of the system integration business which typically carries a lower margin. The gross margin for this segment during the quarter was as high as 83.63% primarily due to the progress of certain projects. Meanwhile, the Company continued to increase the weight of its software business, which carries a higher gross margin. However, the gross margin of its software business declined to 54.22% from 62.36% a year ago primarily due to the Company’s outsourcing of portions of its software projects commending in the first quarter of 2010. The Company believes that by outsourcing some of the non-essential and labor-intensive portions of software projects, it will be able to focus resources on the higher value-added components of the software business. This practice should enable more effective revenue growth and save operating expenses, which, overtime, will be accretive to long-term shareholder value.

Income from Operations
Income from operations increased $3.53 million, or 41.1%, to $12.13 million for the three months ended June 30, 2010, from $8.60 million in the corresponding period in 2009. Income from operations as a percentage of revenue increased to 36.2% during the three months ended June 30, 2010, from 33.3% in 2009.

Income Tax Expense
Income tax expense for the three months ended June 30, 2010 was $2.16 million, up from $1.09 million for the same period in 2009.

The Company’s subsidiaries, ISS, Zhongtian and Huipu are all governed by the Income Tax Laws of the PRC and are subject to the PRC’s enterprises income tax, or EIT, at a rate of 22% of assessable profits in 2010, compared to 20% for the same period in 2009, an increase of 2%.

Bocom, and the Company’s VIE, iASPEC (inclusive of Geo), as High-Tech Enterprises, are subject to EIT at a rate of 15% of assessable profits. After offsetting accumulated losses from prior years, Geo had no assessable profit subject to EIT for the three months ended June 30, 2010. In addition, as a software company, IST was entitled to a two-year exemption from EIT followed by a 50% tax exemption for the next 3 years. Year 2010 is the fourth year that IST is entitled to the tax holiday and will be subject to a favorable tax rate of 11%.

Net Income Attributable to the Company
As a result of the factors described above, net income increased $1.55 million, or 19.9%, to $9.35 million during the three months ended June 30, 2010, from $7.79 million for the same period in 2009.

Cash and Cash Equivalents
As of June 30, 2010, the Company had $23.54 million in cash and restricted cash, as compared to $19.34 million in the same period one year ago.

During the three months ended June 30, 2010, net cash provided by operating activities improved significantly to $14.80 million, as compared with $5.48 million in the same period a year ago. During the current quarter, accounts receivable balance increased by $0.50 million, as compared with an increase of $11.39 million during the second quarter of 2009.

Recent Developments

  May 18, 2010 - China Information Security Technology PGIS System Plays Critical Role in Public Security Management at the Shanghai World Expo

  June 14, 2010 - China Information Security Technology Wins Intelligent Traffic Management Contract for the 16th Asian Games in Guangzhou, China

2010 Outlook
For fiscal year 2010, the Company reaffirms its guidance with projected revenue to $141-146 million and adjusted net income to $35.5 -39.5 million, excluding any non-cash expenses as a result of employee stock awards, amortization of intangible assets associated with acquisitions, and changes in fair value of contingent considerations.

About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for earnings that exclude non-cash charges. China Information Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Information Security's management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Information Security. Accordingly, management excludes the expense arising from certain non-cash charges when making operational decisions. China Information Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Information Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Information Security's performance using the same methodology and information as that used by China Information Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Information Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Q2 2010 Reconciliation of Operating, Net Income and EPS
to Exclude SBC, Amortization of Intangible Assets and Contingent Consideration

	3 Mos. Ended	3 Mos. Ended	6 Mos. Ended	6 Mos. Ended
	30-Jun-10	30-Jun-09	30-Jun-10	30-Jun-09

Operating income	12,126,944	8,597,615	18,690,373	12,766,965
Stock based compensation ("SBC")	-	-	-	183,600
Amortization	427,391	437,704	927,048	865,710

Operating income (without SBC and amortization)	12,554,335	9,035,319	19,617,421	13,816,275

Net income Attributable to the Company	9,352,069	7,797,830	15,633,177	11,554,823
Stock based compensation ("SBC")	-	-	-	183,600
Amortization	427,391	437,704	927,048	865,710
Change in fair value of contingent consideration *	94,829	-	(700,268)	-

Net income (without SBC, amortization and contingent consideration)	9,874,289	8,235,534	15,859,957	12,604,133

Weighted Average Number of Shares Outstanding
Basic	51,450,623	47,536,883	51,332,698	47,528,503
Diluted	51,450,623	47,536,883	51,332,698	47,528,503

Earnings per share (without SBC, amortization and contingent consideration)
Basic	$0.19	$0.17	$0.31	$0.27
Diluted	$0.19	$0.17	$0.31	$0.27

* Represents a gain from the change of fair value of the contingent consideration for the acquisition of Huipu as at 06/30/2010, according to FASB ASC 805 – Business Combinations

Conference Call
China Information Security will host a corresponding conference call and live webcast at 8:00 am Eastern Daylight Time (8:00 pm, Beijing time) on Thursday, August 5, 2010.

The dial-in details for the live conference call are as follows:

- U.S. Toll Free Number:	1-866-519-4004
- International Dial-in Number:	+65-6723-9381
- Mainland China Toll Free Number:	10-800-819-0121
- Hong Kong Toll Free Number:	80-093-0346
Conference ID: 90844727

A live and archived webcast of the conference call will be available on the Investor Relations section of China Information Security’s website at http://www.chinacpby.com.

A telephone replay of the call will be available from August 5, 2010 through August 12, 2010.

The dial-in details for the replay are as follows:

- U.S. Toll Free Number	1-866-214-5335
- International Dial-in Number	+61-2-8235-5000
Conference ID: 90844727

About China Information Security Technology, Inc.
China Information Security Technology, Inc., together with its subsidiaries, specializes in Geographic Information Systems (GIS), digital public security and hospital information systems, with the goal of being the largest GIS software provider in the People’s Republic of China. Headquartered in Shenzhen, China, the Company’s total solutions include specialized software, hardware, systems integration, and related services organized into three business segments – Geographic Information Systems, Digital Information Security Technology (DIST), and Digital Hospital Information Systems (DHIS). To learn more about the Company, please visit its corporate website at http://www.chinacpby.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the significance of the Company's new contract wins during the quarter; the ability of the Company to continue to strengthen its position in the industry by winning and successfully performing under national contracts; the ability of the Company to secure future opportunities in the market by leveraging its R&D capabilities and reputation; the continued support of the Chinese government for domestic GIS products; the general ability of the Company to achieve its commercial objectives, including the Company’s plan to sustain the growth while creating shareholder value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Security Technology, Inc.
Iris Yan
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
http://www.chinacpby.com

Christensen
Kathy Li
Tel: +1-480-614-3036
Email: kli@christensenir.com

Roger Hu
Tel: +86-158-1049-5326
Email: rhu@christensenir.com

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009
Expressed in U.S. dollars
(Except for share and per share amounts)

	June 30 2010	December 31 2009
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$17,745,272	$13,478,633
Restricted cash	5,795,203	5,859,910
Accounts receivable:
Billed, net of allowance for doubtful accounts of $2,944,000 and $3,123,000, respectively	24,114,664	23,907,035
Unbilled	58,149,465	47,851,638
Bills receivable	218,622	-
Advances to suppliers	4,084,692	6,924,035
Amount due from related parties, net of allowance for doubtful accounts of $0 and $73,000, respectively	158,467	129,937
Inventories, net of provision of $183,000 and $184,000,respectively	20,985,556	10,936,004
Other receivables and prepaid expenses	14,751,936	15,405,089
Deferred tax assets	1,622,613	1,719,327
TOTAL CURRENT ASSETS	147,626,490	126,211,608

Deposit for software purchase	4,797,561	1,426,452
Deposit for purchase of land use rights	925,912	-
Long-term investments	2,873,722	2,862,016
Property, plant and equipment, net	62,612,136	53,586,514
Land use rights, net	2,123,702	1,907,611
Intangible assets, net	13,138,669	13,556,141
Goodwill	50,067,871	50,609,866
Deferred tax assets	428,336	668,730
TOTAL ASSETS	$284,594,399	$250,828,938

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term bank loans	$22,121,740	$15,927,780
Accounts payable	17,115,384	20,159,317
Bills payable	10,605,305	12,658,029
Advances from customers	3,266,171	3,950,744
Amount due to related parties, current portion	667,138	583,736
Accrued payroll and benefits	1,609,966	3,142,240
Other payables and accrued expenses	14,969,739	14,252,918
Contingent consideration, current portion	1,568,437	1,857,994
Income tax payable	3,875,563	3,290,245
TOTAL CURRENT LIABILITIES	75,799,443	75,823,003

Long-term bank loans	4,036,020	1,907,100
Amount due to related parties, long-term portion	5,015,528	-
Contingent consideration, net of current portion	2,224,685	2,635,397
Deferred tax liabilities	1,896,337	2,564,604
TOTAL LIABILITIES	88,972,013	82,930,104

COMMITMENTS AND CONTINGENCIES	-	-

(CONTINUED)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009 (CONTINUED)
Expressed in U.S. dollars
(Except for share and per share amounts)

EQUITY
Common stock, par $0.01; authorized capital 200,000,000 shares; shares issued and outstanding 2010: 51,811,787: 2009: 49,905,141shares	$252,615	$233,548
Treasury stock, 6,000 shares, at cost	(11,468)	(11,468)
Additional paid-in capital	89,128,945	78,495,062
Reserve	8,345,371	8,345,371
Retained earnings	76,095,452	60,462,275
Accumulated other comprehensive income	6,020,572	5,016,575
Total equity of the Company	179,831,487	152,541,363
Non-controlling interest	15,790,899	15,357,471
Total equity	195,622,386	167,898,834

TOTAL LIABILITIES AND EQUITY	284,594,399	250,828,938

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	NOTES	Three Months Ended		Six Months Ended

		June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Revenue - Products		$7,471,511	$3,789,288	$13,819,481	$6,610,416
Revenue - Software		22,406,236	15,921,487	37,584,868	24,932,952
Revenue - System integration		3,485,523	5,571,619	6,269,406	8,527,076
Revenue - Others		153,618	505,525	1,148,240	697,659
TOTAL REVENUE		33,516,888	25,787,919	58,821,995	40,768,103

Cost - Products sold		5,813,701	3,007,849	11,054,123	5,620,640
Cost - Software sold		10,257,690	5,993,637	16,659,101	8,694,577
Cost - System integration		570,721	4,395,011	3,046,531	6,540,763
Cost - Others		76,470	124,671	146,481	162,108
TOTAL COST		16,718,582	13,521,168	30,906,236	21,018,088

GROSS PROFIT		16,798,306	12,266,751	27,915,759	19,750,015

Administrative expenses		(2,621,501)	(2,304,376)	(5,391,532)	(4,520,723)
Research and development expenses		(560,649)	(720,411)	(1,130,080)	(1,224,263)
Selling expenses		(1,489,212)	(644,349)	(2,703,774)	(1,238,064)
INCOME FROM OPERATIONS		12,126,944	8,597,615	18,690,373	12,766,965

Subsidy income		268,898	318,071	431,680	515,860
Other (loss)/income, net	4	(324,700)	(16,845)	642,099	164,521
Interest income		10,403	120,627	29,294	197,544
Interest expense		(263,756)	(56,443)	(412,647)	(116,653)
INCOME BEFORE INCOME TAXES		11,817,789	8,963,025	19,380,799	13,528,237

Income tax expense	12	(2,163,609)	(1,091,800)	(3,334,692)	(1,680,196)
NET INCOME		9,654,180	7,871,225	16,046,107	11,848,041

Less: Net income attributable to the non- controlling interest		(302,111)	(73,395)	(412,930)	(293,218)

NET INCOME ATTRIBUTABLE TO THE COMPANY	3	$9,352,069	$7,797,830	$15,633,177	$11,554,823

Weighted average number of shares
Basic	3	51,450,623	47,536,883	51,332,698	47,528,503
Diluted	3	51,450,623	47,536,883	51,332,698	47,528,503

Earnings per share - Basic and Diluted
Basic - Net income attributable to the Company's common stockholders		$0.18	$0.16	$0.30	$0.24
Diluted - Net income attributable to the Company's common stockholders		$0.18	$0.16	$0.30	$0.24

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	Three Months Ended		Six Months Ended

	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net income	$9,654,180	$7,871,225	16,046,107	$11,848,041
Other comprehensive income:
Foreign currency translation gain	787,465	(16,365)	1,024,495	435,377

Comprehensive income	10,441,645	7,854,860	17,070,602	12,283,418
Comprehensive income attributable to the non-controlling interest	(322,572)	(73,310)	(433,428)	(293,133)
Comprehensive income attributable to the Company	$10,119,073	$7,781,550	16,637,174	$11,990,285

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	Six Months Ended
	June 30, 2010	June 30, 2009
OPERATING ACTIVITIES
Net income	$16,046,107	$11,848,041
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,441,071	1,852,357
Amortization of intangible assets	927,048	865,710
Stock-based compensation	-	183,600
Loss on disposal of property and equipment	320,957	31,764
Change in allowance for accounts receivable	267,716	573,881
Reverse of obsolete inventories	(1,362)	-
Change in deferred income tax	215,192	(29,517)
Change in fair value of contingent consideration	(700,268)	-
Changes in operating assets and liabilities, net of effects of business acquisitions:
Decrease in restricted cash	457,202	-
Increase in accounts receivable	(10,656,507)	(14,665,591)
Decrease / (increase) in advances to suppliers	2,091,453	(3,028,042)
Decrease / (increase) in other receivables and prepaid expenses	313,302	(1,540,531)
Increase in inventories	(10,164,333)	(1,657,773)
(Decrease) / increase in accounts payable	(5,209,216)	4,643,442
(Decrease) / increase in advances from customers	(695,808)	4,469,480
Increase in amount due to related parties	5,311,077	177,621
Increase/(decrease) in other payables and accrued expenses	921,098	(432,401)
Increase in income tax payable	569,611	695,912
Net cash provided by operating activities	3,454,340	3,987,953

INVESTING ACTIVITIES
Increase in restricted cash in related to bank borrowings	(368,895)	-
Proceeds from sales of property and equipment	44,007	100,225
Proceeds from sale of short-term investments	-	5,862,800
Refund of investment in former Joint Venture	-	4,397,100
Purchase of land-use-rights	(230,970)	-
Purchases of property and equipment	(11,038,575)	(630,478)
Capitalized and purchased software development costs	(432,547)	(308,484)
Deposit for software purchase	(4,777,693)	(4,781,846)
Deposit for purchase of land-use-rights	(165,093)	-
Net cash (used in) / provided by investing activities	(16,969,766)	4,639,317

FINANCING ACTIVITIES
Borrowing of short-term loans	21,003,299	1,898,082
Borrowing of long-term loans	4,019,306	-
Repayment of short-term loans	(14,887,816)	(732,850)
Repayment of long-term loans	(1,906,970)	-
Issued common stock	9,383,440	-
Repurchase of common stock	-	(11,468)
Net cash provided by financing activities	17,611,259	1,153,764

(CONTINUED)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (CONTINUED) (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	Six Months Ended
	June 30, 2010	June 30, 2009

Effect of exchange rate changes on cash and cash equivalents	170,806	30,757

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,266,639	9,811,791
CASH AND CASH EQUIVALENTS, BEGINNING	13,478,633	9,565,252
CASH AND CASH EQUIVALENTS, ENDING	$17,745,272	$19,377,043

Supplemental disclosure of cash flow information:
	Six Months Ended
	June 30, 2010	June 30, 2009
Cash paid during the period
Income taxes	$2,547,020	$1,013,801
Interest paid	$449,494	$117,327

Supplemental disclosure of significant non-cash transactions:

On January 12, 2010, the Company granted eligible employees a total of 213,363 shares of the Company's common stock as compensation under the China Information Security Technology, Inc. 2007 Equity Incentive Plan (“The Plan”). The fair value of these shares of approximately $1.3 million, based on the quoted market price, was accrued as of December 31, 2009 as the compensation was for services provided in 2009.

On February 2, 2009, the Company granted eligible employees a total of 60,000 shares of the Company’s common stock as compensation under the Plan. The fair value of these shares of $183,600 based on quoted market price was recognized as stock-based compensation for the six months ended June 30, 2009.

Selected information by segment is presented in the following tables for the three and six months ended June 2010 and 2009.

	Three months ended June 30		Six months ended June 30
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues(1)
GIS Segment	$15,677,977	$7,974,312	$26,315,057	$13,833,978
DIST Segment	13,957,662	15,221,482	26,055,086	22,741,939
DHIS Segment	3,881,249	2,592,125	6,451,852	4,192,186
	$33,516,888	$25,787,919	$58,821,995	$40,768,103

(1)Revenues by operating segments exclude intercompany transactions.

Percentage to Revenue
GIS Segment	46.8%	30.9%	44.7%	33.9%
DIST Segment	41.6%	59.0%	44.3%	55.8%
DHIS Segment	11.6%	10.1%	11.0%	10.3%